Exhibit 99.1

NEWS RELEASE

For Immediate Release

Nord Resources Appoints Davenport Interim CEO

  Succeeds John Perry following his acceptance of position with another company

TUCSON, AZ, February 16, 2010 - Nord Resources Corporation (TSX:NRD/OTCBB:NRDS.OB), which is ramping up copper mining and processing operations at the Johnson Camp Mine in Arizona, today announced that Randy Davenport, the company's Vice-President and Chief Operating Officer, has been appointed interim Chief Executive Officer.

Mr. Davenport succeeds John Perry who resigned as President, Chief Executive Officer and a Director of the company following his acceptance of a position with another company. Nord has initiated a search to identify Mr. Perry's successor from within and outside the company. Mr. Perry has agreed to continue working with the company during a transition period.

Prior to joining Nord in January 2009, Mr. Davenport held the position of VP, Resource Development, Freeport McMoran Copper & Gold Inc. In addition, he previously held a number of senior positions during two decades with Phelps Dodge Corp., prior to their acquisition by Freeport, including the title of President of Sociedad Minera Cerro Verde in Peru.

"We appreciate the contributions that John Perry made in his years with Nord since joining the company in 2005 as Senior Vice-President and Chief Financial Officer and subsequently as President and Chief Executive Officer, since April 2007," said Ronald A. Hirsch, Chairman of the company's Board of Directors.

"In his first year with Nord, Randy Davenport has led our team in making significant improvements to our mining operations. He continues to build a strong and impressive mining team including the recent additions of Joe Campbell, the company's General Manager and Joe Fernandez, Mine and Technical Manager, both with over 20 years of mining and engineering experience," Mr. Hirsch said.

"My decision to leave was a difficult one. I would like to thank all the dedicated Nord employees and staff that I have worked with and I know the company is in strong, capable, experienced hands", Mr. Perry stated. "We wish him the best in his future endeavors", Mr. Hirsch added.

About Nord Resources

Nord Resources Corporation is a copper mining company whose primary asset is the Johnson Camp Mine, located approximately 65 miles east of Tucson, Arizona. Nord commenced mining new ore on February 1, 2009. Previously, since February 1, 2008, the company was commercially producing copper from residual leaching of the existing ore heaps. The company expects to reach full copper production at a rate of approximately 25 million pounds per annum in the first quarter 2010. For further information, please visit our website at www.nordresources.com.

Forward-Looking Statements

This news release includes certain statements that may be deemed "forward-looking". All statements in this release, other than those of historical facts, may be considered forward-looking statements, including copper production targets at the Johnson Camp Mine, and other statements concerning the potential of the Johnson Camp Mine.

Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the market price of copper, general economic, market, and business conditions, ability to reach full production rates, statements or information with respect to known or unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, Nord's business and operations are subject to the risks set forth in Nord's most recent Form 10-K, Form 10-Q, and other SEC filings which are available through EDGAR at www.sec.gov, and in Nord's prospectus and other filings with the British Columbia and Ontario Securities Commissions, which are available through SEDAR at www.sedar.com. Nord assumes no obligation to update the forward-looking statements except as may be required by law.

For further information:
Wayne Morrison
Chief Financial Officer
Nord Resources Corporation
(520) 292-0266
www.nordresources.com

Investor and Media Relations
Richard Wertheim
Wertheim + Company Inc.,
(416) 594-1600
or
(416) 518-8479 (cell)
or by email at wertheim@wertheim.ca